Exhibit 99.1

Dataram Contact:

Jeffrey Goldenbaum

Director, Marketing

609.799.0071

info@dataram.com

Dataram Reports Fiscal 2016 Second Quarter Financial Results

Achieves Net Profit in Q2; posts 1H profit of approximately $175,000 prior to non-cash, stock based compensation expenses

Princeton, N.J. December 16, 2015— Dataram Corporation (NASDAQ: DRAM), a leading independent manufacturer of memory products and provider of performance solutions, reported its financial results for its three and six months ended October 31, 2015. Revenues for the three and six months ended October 31, 2015 were $6.1 million and $13.4 million respectively, which compares to $6.9 million and $14.6 million for the comparable prior year periods. The decline in revenues for the three and six months ended October 31, 2015 is primarily attributable to management’s decision to discontinue an agreement to manufacturer an OEM branded line of consumer memory. That agreement was not profitable and did not align with the corporate strategy.

The Company had a net profit of approximately $20,000 in the three months ended October 31, 2015 before recording a non-cash preferred dividend of approximately $59,000. For the six months ended October 31, 2015, the Company had a net loss of $97,000 before recording a non-cash preferred dividend of approximately $122,000. This compares to a net loss for the three months ended October 31, 2014 of approximately $1.5 million, which included $617,000 of interest expense for amortization of debt discount. The loss for the six months ended October 31, 2014 totaled approximately $2.3 million and included $750,000 of interest expense for amortization of debt discount.

Dave Moylan, Dataram’s Chairman and Chief Executive Officer, stated “Dataram’s operational and financial transformation has helped the Company establish the foundation for global growth, while intending to maximize long-term shareholder value. In the first half of fiscal 2016, Dataram began realizing the quantifiable results of that transformation. In Q2, we posted a profit of $80,000 before accounting for approximately $60,000 in non-cash stock based compensation expenses. In the first half of 2016, we posted a profit of approximately $175,000 prior to accounting for the approximately $272,000 in non-cash, stock based compensation expenses. Additionally, the Company recently launched a new line of low-cost, industry-standard memory modules aimed at system builders, integrators, and end-users who want to purchase RAM that meets precise specifications while better managing overall costs, and, subsequent to the end of Q2, completed the sale of the tax benefits for its State of New Jersey specific NOLs (Net Operating Losses). The tax benefits were estimated at $204,000 and as a result, Dataram executed a contract of sale to a large NJ based profitable company and received proceeds of approximately $190,000 (93% of value) on December 9, 2015.”

“These efforts have helped establish a foundation from which to grow,” continued Mr. Moylan. “We continue to look for ways to improve business performance by engaging partners to extend sales operations into geographies and segments where Dataram does not have an active presence, and assist the company further penetrate principal territories and segments where it has a presence. We continue to focus on our strategic priorities which include pursuit of organic and inorganic growth opportunities, to maximize long-term shareholder value.”

Dataram also reaffirmed its guidance for FY2016 in which the Company projects gross, operating revenues of between $28.0 to $34.0 million, and operating results between a net loss of $100,000 and net profit of $250,000, in each case exclusive of the impact of one-time charges and events to include stock based compensation expenses.

***** Financial Tables Follow *****

DATARAM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Second Quarter Ended October 31,		Six Months Ended October 31,
	2015	2014	2015	2014

Revenues	$6,051	$6,880	$13,388	$14,605

Costs and expenses:
Cost of sales	4,848	5,872	10,782	12,348
Engineering and development	46	152	100	318
Selling, general and administrative	1,220	1,662	2,412	3,302
Stock-based compensation expense*	60	5	272	9
	6,174	7,691	13,566	15,977
Loss from operations	(123)	(811)	(178)	(1,372)
Other expense	(47)	(696)	(109)	(892)
Loss before income taxes	(170)	(1,507)	(287)	(2,264)
Income tax expense (benefit)	(190)	—	(190)	3
Net profit (loss)	$20	$(1,507)	$(97)	$(2,267)
Less preferred stock dividends	(59)	—	(122)	—
Net loss allocated to common shareholders	$(39)	$(1,507)	$(219)	$(2,267)

Net loss per share:
Basic	$(0.01)	$(0.63)	$(0.07)	$(0.94)
Diluted	$(0.01)	$(0.63)	$(0.07)	$(0.94)

Weighted average number of shares outstanding:
Basic	3,536	2,411	3,108	2,411
Diluted	3,536	2,411	3,108	2,411

* Items are recorded as a component of operating costs and expenses in the Company’s financial statements filed with the Securities and Exchange Commission on Form 10-Q.

DATARAM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 31, 2015	April 30, 2015

ASSETS
Current assets
Cash and cash equivalents	$617	$327
Accounts receivable, net	3,292	2,171
Inventories	1,391	2,089
Other current assets	73	69
Total current assets	5,373	4,656

Property and equipment, net	95	121

Other assets	30	50

Capitalized software development costs, net	345	365

Goodwill	1,083	1,083

Total assets	$6,926	$6,275

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Note payable-revolving credit line	$2,123	$2,109
Accounts payable	913	880
Accrued liabilities	175	282
Convertible notes payable	600	600
Convertible notes payable related parties	80	108
Total current liabilities	3,891	3,979

Other liabilities	143	179
Total liabilities	4,034	4,158

Stockholders' equity	2,892	2,117

Total liabilities and stockholders' equity	$6,926	$6,275

About Dataram Corporation

Dataram is a leading independent manufacturer of memory products and provider of performance solutions that increase the performance and extend the useful life of servers, workstation, desktops and laptops sold by leading manufacturers such as Dell, Cisco, Fujitsu, HP, IBM, Lenovo and Oracle. Dataram's memory products and solutions are sold worldwide to OEMs, distributors, value-added resellers and end users. Additionally, Dataram manufactures and markets a line of Intel Approved memory products for sale to manufacturers and assemblers of embedded and original equipment. 70 Fortune 100 companies are powered by Dataram. Founded in 1967, the Company is a US based manufacturer, with presence in the United States, Europe and Asia. For more information about Dataram, visit www.dataram.com.

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All names are trademarks or registered trademarks of their respective owners.

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company's control. The Company does not assume any obligations to update any of these forward-looking statements.

Source: Dataram Corporation